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                                  EXHIBIT 10.18


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of April 18, 2003, by and between NATIONAL AUTO CREDIT, INC. ("NAC"), a Delaware corporation, and DEAN THOMPSON (the "STOCKHOLDER"). NAC and the Stockholder are hereinafter sometimes referred to collectively as the "PARTIES" and each as a "PARTY".

                              W I T N E S S E T H :

     WHEREAS, concurrently with the execution of this Agreement, NAC, the Stockholder, OMI Business Acquisition Corp. ("OMI") and ORA/Metro Incorporated ("ORA") have entered into a certain Merger Agreement And Plan Of Reorganization (the "MERGER AGREEMENT"), dated as of April 1, 2003, pursuant to which the parties thereto have agreed, inter alia, upon the terms and subject to the conditions set forth therein, to merge ORA with and into OMI (the "MERGER");

     WHEREAS, pursuant to the Merger Agreement, upon the consummation of the Merger and other transactions contemplated by the Merger Agreement, the Stockholder is to acquire certain shares of NAC's common stock ("COMMON STOCK"), par value $.05 per share, in exchange for his shares of the common stock of ORA (such shares of NAC's common stock, the "MERGER SHARES"); and

     WHEREAS, as a condition to the closing of the Merger Agreement, NAC and the Stockholder have agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS

     1.1 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

     1.2 "HOLDER" means the registered holder of the Merger Shares; provided, however, that (notwithstanding anything contained herein to the contrary) a "HOLDER" shall not include any Person who or that, as a donee, assignee or transferee or otherwise, has acquired any Merger Shares unless such Person is a Successor Stockholder (as defined below).

     1.3 "PERSON" means any individual, corporation, partnership (limited or general), limited liability company, trust, joint venture, association or other entity.

     1.4 "REGISTRATION EXPENSES" means all expenses incurred by NAC in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for NAC, fees and expenses of independent public accountants of NAC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of NAC, which shall be paid in any event by NAC).


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     1.5 "REGISTRABLE SECURITIES" means, collectively, (a) the Merger Shares,
(b) any and all shares of Common Stock issued as a dividend or otherwise as a distribution on or with respect to the Merger Shares and (c) any and all shares of Common Stock issued as a dividend or otherwise as a distribution on or with respect to any of the shares of Common Stock referred to in the foregoing clause
(b).

     1.5 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

     1.6 "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale or resale of any of the Registrable Securities.

     1.7 "SEC" or "COMMISSION" means the Securities and Exchange Commission.

     1.8 All other capitalized terms used herein and defined in the Merger Agreement are used herein with the respective meanings ascribed to them in the Merger Agreement, unless the context herein otherwise requires.

2.   REGISTRATION RIGHTS

     2.1 Registration Statement.

     (a) Within 120 days following the Closing, NAC shall prepare and file with the SEC a registration statement (on such form as shall, in the opinion of counsel to NAC, be appropriate for such filing) covering all of the Registrable Securities (the registration statement contemplated by this Section 2.1 is hereinafter referred to as the "REGISTRATION STATEMENT").

     (b) After filing, NAC shall diligently use commercially reasonable efforts to cause such registration statement (and/or file a new registration statement) to become and remain effective until the earlier of (i) the date as of which all of the Registrable Securities covered thereby have been resold by the Holders holding the same or (ii) such time as the Holders are free to resell all of the Registrable Securities covered thereunder pursuant to Rule 144(k).

     (c) Each Holder shall fully and promptly cooperate with NAC in connection with its performance of its obligations under this Section 2.1 and in connection therewith shall promptly take all such actions (including, without limitation, the providing of written information to NAC) as NAC may from time request.

     2.2 Obligations of NAC. Whenever required to effect the registration of any Registrable Securities pursuant to Section 2.1 hereof, NAC shall, within a commercially reasonably time:

         (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

         (b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other

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documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (c) Use commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Stockholder; provided, however, that NAC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (d) Notify each Holder holding any Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     2.4 Expenses of Registration. NAC shall pay all Registration Expenses, except that the Holders shall bear all Selling Expenses attributable to their Registrable Securities being registered and fees of their counsel.

3.   INDEMNIFICATION

     3.1 To the extent permitted by law, NAC will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, and each Person, if any, who controls such Holder against any losses, claims, damages or liabilities (joint or several) to which it/he/she or they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by NAC: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by NAC of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and NAC will pay to each such Holder, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by him/her/it in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally and judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of NAC, which consent shall not be unreasonably withheld, nor shall NAC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon, and in conformity with, information furnished by or on behalf of any Holder for use in connection with such registration, (ii) such Holder's failure to deliver, at the time required by the Securities Act, a final or amended prospectus that corrects any actual or alleged untrue statement or omission contained in any preliminary prospectus or prior prospectus if such Holder previously has been provided such final or amended prospectus in accordance with Section 2.2 hereof or otherwise, (iii) any offer or sale, or solicitation of any offer, made by the indemnified party in any jurisdiction in which the same is not

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registered or otherwise permitted, unless such indemnified party has been advised in writing by NAC that such offer or sale, or such solicitation of any offer, is registered or otherwise permitted in such jurisdiction, or (iv) any other breach or violation by an indemnified party of the Securities Act, the Exchange Act or other federal or state law, exclusive of any such breach or violation to the extent the same is the consequence of any untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission to state therein any material fact required to be stated therein or necessary to make the statements stated therein not misleading.

     3.2 To the extent permitted by law, each Holder will indemnify and hold harmless NAC, each of its directors and officers and each Person, if any, who controls NAC within the meaning of the Securities Act and any other Holder selling securities under the Registration Statement or any of such other Holder's partners, directors or officers or any Person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which NAC or any such director, officer, controlling person or such other Holder, or partner, director, officer or controlling person of such other Holder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon, and in conformity with, information furnished by, or on behalf of, such Holder for use in connection with the Registration Statement; and each such Holder will pay any legal or other expenses reasonably incurred by NAC or any such director, officer, controlling person or other Holder, or partner, officer, director or controlling person of such other Holder, in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally and judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to any Holder with respect to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, however, that in no event shall any indemnity under this
Section 3 exceed the net proceeds from the sale of Registrable Securities covered by the Registration Statement.

     3.3 Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action) with respect to which indemnification under this Section 3 may be sought by such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and (to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed) assume, the defense thereof with counsel selected by the indemnifying party or parties with the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (provided, however, that under no circumstances shall any indemnifying party be obligated to pay for more than one counsel representing any or all of the parties intended to be indemnified hereunder). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 3, but the omission so to

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deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.

     3.4 If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or by or on behalf of the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the sale of such Holder's Registrable Securities covered by the Registration Statement.

     3.5 The obligations of NAC and the Holders under this Section 3 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.





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4.   TRANSFER OF MERGER SHARES AND ASSIGNMENT OF REGISTRATION RIGHTS.

     4.1 Stockholder shall be entitled and permitted to sell or otherwise transfer all or any of his Merger Shares (i) to any other Person who or that is a member his immediate family or any trust for the benefit of one or more members of his immediate family, provided that each such Person who has not previously executed this Agreement shall have agreed in writing, in form and substance reasonably acceptable to NAC and delivered to NAC, to be bound by this Agreement, (ii) in or pursuant to a bona fide arm's-length transaction conducted on or through a national or regional securities exchange or through the NASDAQ system, or (iii) to any Person if (a) such Person (together with its affiliates) will not, upon the consummation of such sale or other disposition, own fifteen percent (15%) or more of the outstanding shares of Common Stock and (b) such Person shall have agreed in writing (in form and substance reasonably acceptable to NAC) to be bound by this Agreement (any Person referred to in this clause
(iii) or in the foregoing clause (i) is herein referred to as a "SUCCESSOR STOCKHOLDER"); provided, however, that no sale or other transfer shall be permitted under or pursuant to the preceding clause (ii) or (iii) if such sale or other transfer is being made, directly or indirectly to, or coordinated with, any Person who is acting (directly or indirectly) in concert with the Stockholder. Any purported gift, donation, sale, transfer or other disposition of any Merger Shares other than as permitted by the foregoing shall be null and void and shall not be given any force or effect by NAC. Each Successor Stockholder shall be subject to all of the prohibitions, conditions and other restrictions contained herein as they apply to the Stockholder as the holder of any Merger Shares.

     4.2 The rights to cause NAC to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to any Person who or that, as a donee, assignee or transferee or otherwise, has acquired such Registrable Securities in accordance with, and as contemplated by, the foregoing Section 4.1 but only if such donee, assignee or transferee shall have agreed in writing (in form and substance reasonably acceptable to NAC) to be bound by this Agreement.

5.   RULE 144 REPORTING

     With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, NAC agrees to use its commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

          (b) File with the SEC, in a timely manner, all reports and other documents required of NAC under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by NAC as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of NAC; and such other reports and documents as a Holder may reasonably request in availing himself, herself or itself of any rule or regulation of the SEC allowing him, her or it to sell any such securities without registration.



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6.   MISCELLANEOUS

     6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     6.2 Amendments and Waivers. Except as hereinafter provided, amendments to this Agreement shall require and shall be effective upon receipt of the written consent of NAC and of the Stockholder, who is hereby expressly granted the right on behalf of all of the Holders (and their heirs, administrators, legal representatives, successors and assigns) to amend and/or supplement this Agreement. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written consent by the Party or Parties whose rights are being waived; provided, that, the rights of all of the Holders can be waived upon the written consent of the Stockholder. Any waiver or amendment may be given subject to satisfaction of conditions stated therein, and any waiver or amendment shall be effective only in the specific instance(s) and for the specific purpose(s) for which given.

     6.3 Notices.

     All notices and other communications required or provided for hereunder shall be in writing and shall be given as provided in Section 10.2 of the Merger Agreement.

     6.4 Termination. This Agreement shall terminate with respect to any Holder on the earlier of the date that all of such Holder's Registrable Securities (a) have been sold pursuant to the Registration Statement or have been otherwise sold or disposed of otherwise than to a transferee as contemplated by Section 4 hereof or (b) may immediately be sold by such holder pursuant to Rule 144 under the Securities Act during any 90-day period; provided, however, that this Agreement shall not terminate if any shares of Common Stock are subject to any then-effective registration rights pursuant to Section 2 hereof unless such shares of Common Stock have been sold or resold under an effective registration statement.

     6.5 Binding Effect; Assignment. This Agreement shall be binding upon and be enforceable against the Parties and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the Parties and their respective heirs, administrators, legal representatives, successors and permitted assigns, except that (a) NAC shall not have the right to delegate its obligations hereunder or to assign its rights hereunder and (b) no such assignment shall be made by the Stockholder (or his heir, administrator, legal representative, successor or assign), without the prior written consent of NAC (which consent may be withheld in NAC's sole discretion), unless such assignment is expressly permitted in this Agreement.

     6.6 Prior Agreements. This Agreement constitutes the entire agreement between and among the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings or agreements (written or oral) concerning the subject matter hereof, except for those agreements and understandings contained in the Merger Agreement and the other agreements, documents and instruments contemplated thereby and hereby.

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     6.7 Severability. The provisions of this Agreement are severable, and in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     6.8 Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Merger Agreement.

     6.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and either of the Parties may execute this Agreement by signing any such counterpart.

     6.10 Further Assurances. From and after the date of this Agreement, upon the request of any Party, the other Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out, and to effectuate fully, the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first above written.


NATIONAL AUTO CREDIT, INC.


By:_______________________________          _______________________________
NAME: ROBERT V. CUDDIHY, JR.                DEAN THOMPSON
TITLE: EXEC. V. P. AND CFO




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